HOFFMAN CONSTRUCTION COMPANY                   SUBCONTRACT
OF OREGON                                      DATE:              12/14/95
P.O. BOX 1300, 1300 SW SIXTH AVENUE            NUMBER:            95096-8223
PORTLAND, OR 97207                             COST CODE:         See Below
TEL:  221-8811             FAX: 221-8934       PAGE 1 OF 2


SUBCONTRACTOR:
Monroc, Inc.
P.O. Box 789
Eagle, ID 83616

Phone:        (208) 939-6831
Fax:          (208) 939-2151
License No:   64925
Vendor No:    287523


PROJECT: Snake River Correctional Institution, Phase II-Ontario, OR
JOB NO.  95096
The following attachments are herein included as part of this Subcontract:

                                                    DATE                   PAGES

"A" Project Requirements                           7/17/95                   1
"B" Insurance Requirement                          7/17/95                   1
    Safety Plan
    Drug Testing
"C" Subcontract General Provisions                10/10/94                   2
    Bond Requirements:  Yes X  No


                                   WITNESSETH

     Contractor has entered into a contract with Oregon Department of Corrections (Owner) pertaining to the construction of the project above; and whereas, Contractor and Subcontractor desire to enter into this Agreement for Subcontractor's performance of a portion of the work called for by the Contract.

     Therefore, for and in consideration of the promises and other good and valuable consideration and sufficiency of which is hereby expressly acknowledged, the parties agree as follows:

                              ARTICLE 1 - THE WORK

     Subcontractor agrees to furnish all supervision, engineering, management, labor, tools, equipment, materials, supplies, facilities and financing and to secure all field measurements necessary to perform and to fully complete the following described work and all work incidental thereto. The term "Work" as used herein includes, without limitation, all of the aforesaid together with the following described work:

SPECIFICATION SECTION:

1.   03460 "Architectural Precast Insulated Concrete"

2.   03500 "Structural Precast Concrete"

CLARIFICATIONS:

1. This work is based upon Bid Package 3 documents as amended by Addendum No. 1 dated November 20, 1995, Addendum No. 2 dated November 27, 1995, and Addendum No. 3 dated December 1, 1995.

2. Subcontractor shall furnish and install all work complete in accordance with the Contract Documents.

3.   Subcontractor's work includes, but is not limited to, the following:

     a) Furnishing material F.O.B. jobsite, unloading, installation, erecting and grouting;

     b)   Pick proof grout at vertical joints in cells.

4.   Subcontractor excludes the following:

     a) All electrical, mechanical, and plumbing materials, installation and labor to embed or connect to precast.

     b) Threaded rebar extending from splice sleeves into C.I.P. grade beams and C.I.P. framing beams in Link Corridor Frames.

     c) Walls that occur in Central Services on Sheet A200 along grid line 5 in the corridor and in Housing 2 and 3 on Sheet A203 along grid line
          5.5 in the corridor. (Insufficient detail)

     d)   Column anchor bolts and footing embedments.

     e)   Demolition and/or disconnecting existing wall panels.

     f) Modification or repair to existing panels that remain in place or are relocated.

     g)   All fire safing.

     h)   All staining and/or sealing.

     i)   Cleaning or preparing panels for reinstallation.

     j)   All on-site cleaning or washing or precast concrete panels.

     k)   Payment and performance bond costs.

     l)   All on site material not associated with the erection or work.

     m)   Frames for doors and/or windows.

     n) all galvanized rebar, mesh, and embeds. (Assume "exposed" Pg. 03450-7, Addendum No. 2) is exposed to the elements)

     o) All grouting and caulking related to precast concrete as required for Bid Packages 1 and 3.

5. Erection to be done from the inside of building(s). Contractor to provide suitable access to job site for trucks and crane(s).

OPTION:

1.   If authorized by Subcontract Modification:
     Alternate 1: Expansion of Industry Building no. 2
     and Industry Building no. 3................................ADD: $275,000.00

COST CODE DISTRIBUTION:

Cost Code               Amount
034000               $15,917,370.00
079200                   $13,630.00
              ---------------------
                     $15,936,000.00


                        ARTICLE 2 - THE SUBCONTRACT PRICE

     Contractor shall pay Subcontractor for the performance of the work, subject to additions and deductions modifications as provided in the contract documents, the total sum of ("THE SUBCONTRACT PRICE") which includes all taxes except those specifically excluded herein.

Fifteen Million, Nine Hundred Thirty Six and 00/100 Dollars---- $15,936,000.00
--------------------------------------------------------------------------------
                                                                   Retainage: 5%
                                                  See Article II, "Attachment C"

     Both parties have read and understand this Subcontract. This Subcontract constitutes the entire Subcontract, and supersedes all prior proposals and agreements. The Contractor assumes no responsibility or representation made by any of its officers or agents or any other persons during or prior to the execution of this Subcontract unless such understanding or representations are expressly stated herein. No provision of this Subcontract may be waived or changed, except in writing by Contractor.

     IN WITNESS WHEREOF, Contractor and Subcontractor have executed this agreement in duplicate by their proper officers or duly authorized agents.

SUBCONTRACTOR                             HOFFMAN CONSTRUCTION COMPANY OF OREGON

BY: ____________________________          BY:___________________________________
    SIGNATURE                                Wayne Drinkward, President

    Wm. Richard Johnson
BY: Vice President of Operations          License Number: 28417           JG:gac
    ____________________________
        NAME/TITLE


                      ATTACHMENT "A" - PROJECT REQUIREMENTS

                                                         JOB:  Snake River-95096
                                                         DATE: 7/17/95

     Subcontractor will perform all work complete in strict accordance with Specifications for The Snake River Correctional Institution, Phase II - Ontario, Oregon as proposed by HOK Architecture, P.C., including all drawings issued therewith as noted on the Drawing Index. This work includes without limitation all of the Specifications, and all General Conditions, and General Requirements of the Specifications as they apply to the work being performed under this Subcontract.

INCLUSIONS

     This Subcontract will also include without limitation the following:

1. Submittals: Subcontractor will furnish all submittals of Shop Drawings, Product Data, and Samples as required in ample time to prevent any delay due to lack of approval. Subcontractor shall thoroughly review the submittals of its sub tier vendors and subcontractors. All such submittals shall be approved by Subcontractor prior to transmittal to Contractor, and Contractor shall have the right to rely upon Subcontractor's approval as constituting compliance with the Contract Documents.

2. Subcontractor will pay special attention to the Certification of Payroll provisions of the Documents. Subcontractor will submit Certified Payrolls as required by the Contract Documents on the dates established by Contractor.

3.   State of Oregon Standard General Conditions: (Bound in Specifications)

4. Traffic Control and Flagging: All Subcontractors shall be responsible for providing all traffic control, wheel washes, street cleaning, dust and noise control to comply with all applicable codes and regulations as it pertains to their work.

SCHEDULE

     Subcontractor will coordinate the schedule for the work contained herein with Contractor's Superintendent. Subcontractor recognizes that time is of the essence and will complete all work as scheduled to avoid delaying other work activities and the completion dates for the total project.

MISCELLANEOUS

1. Quality: The quality of the workmanship and materials furnished and installed under this Subcontract shall be of the higher level and shall, in all respects, be of industry accepted standards for quality and workmanship. Any work or materials which do not exhibit the highest level of standards for quality and workmanship, shall be removed and replaced at no additional charge to the Owner or Contractor.

2. Jobsite Appearance/Storage: Contractor has implemented a Jobsite Appearance/Storage Program. Subcontractor shall comply with/and is apprised that extremely crowded conditions will exist at the jobsite. Subcontractor will coordinate its work with and obtain Contractor's job superintendent's prior approval of Subcontractor's schedule for delivery, installation and/or placement of its material, equipment and crew shacks on the jobsite.

3. Utilization of Contractor's Equipment: If Subcontractor uses Contractor's hoisting facilities or borrows, rents or other wise performs any work with scaffoldings, tools or equipment owned or furnished by Contractor, by so using such facilities, scaffold, tools or equipment, Subcontractor accepts such items in an "as-is" condition. Subcontractor in addition to its obligations to provide insurance as required by this Subcontract, shall indemnify, defend and save harmless Contractor and its officers, agents and employees from an against all claims, loss, damage, liability, costs charge or expense (including attorneys' fees) directly or indirectly arising out of or resulting from any failure of Subcontractor to perform any of the terms and conditions of this Subcontract or the performance of or failure to perform the Work or in any manner caused or claimed to be caused by any act, inaction, fault or negligence of Subcontractor or anyone acting on its behalf, even through the same may have resulted from the joint, concurring or contributory act or negligence of Contractor, or those in privity of Contract with Contractor, unless the same be caused by the sole negligence or willful misconduct of Contractor, or those in privity of contract with Contractor. Without limiting the generality of the foregoing, Subcontractor agrees to assume entire responsibility and liability for all claims for damage or injury to all persons, whether employees or otherwise, and to all property, arising out of, resulting from or in any manner connected with, the execution of the Work or occurring or resulting from the use by Subcontractor, its agents or employees, of materials, equipment, instrumentalities or other property, whether the same be owned by Contractor, Subcontractor or third parties. In any instance whereby Contractor is entitled to be indemnified by or to recover any monies from the use by Subcontractor, its agents or employees, of materials, equipment, instrumentalities or other property, whether the same be owned by Contractor, Subcontractor or third parties. In any instance whereby Contractor is entitled to be indemnified by or to recover any monies from Subcontractor, Contractor shall be entitled, in addition, to recover from Subcontractor (a) interest on any sums due from Subcontractor at the maximum legal rate of interest per annum from date due until paid; (b) reasonable attorney's fees incurred by Contractor for all investigation, negotiation, litigation, arbitration or other such services commonly performed by attorneys; and (c) all court costs, fees paid to experts, arbitration fees and like expenses.

4. Security Requirements: The Snake River Correctional Institution Security Procedures dated July 26, 1995. (Bound in Specifications)

5.   Security Check Form: (Bound in Specifications)

6. Inmate Labor: Subcontractor shall comply with Contractors and Owners Inmate Labor Requirements to the maximum extent possible.

7. Firestop and Sleeves: Subcontractor includes furnishing and selling of all sleeves and firestopping connected with its work in strict accordance with "Firestopping" of the Specifications.

8. Joint Sealants: Unless specifically excluded elsewhere, Subcontractor shall do all caulking connected with its work in strict accordance with "Joint Sealants" of the Specifications.

NONDISCRIMINATORY PROVISIONS

     This Subcontract is subject to the provisions of Executive Order 11246 (Equal Opportunity Clause as amended; the regulations in 40 CFR 60-4 Equal Opportunity Clause); Executive Order 11701 (Job Openings for Veterans); 20 CFR,
Section 741.3 and 741.29; together with 20 CFR, Chapter VI, 741 (Employment of Handicapped); and the Vietnam Era Veteran's Readjustment Act of 1972, as amended.

     Subcontractor will not discriminate against any employee or applicant for employment because or race, creed, color, national origin, sex or age. Subcontractor will ensure that applicants are employed, and that employees are treated during employment without regard to their race, creed, color, national origin, sex or age. Such action shall include but not be limited to the following; employment, upgrading, demotion or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation and selection for training.

     Subcontractor will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice advising the said labor union or workers' representative of the bidder's commitments under this section. The words "Equal Opportunity Employer" shall be used in all advertisements for employees.

     Subcontractors will include the provisions of the last three foregoing paragraphs, as well as all other applicable portions of the Contract Documents, in every contract or purchase order issued by Subcontractor for goods or services required under this Subcontract.


                ATTACHMENT "B" - PROJECT INSURANCE REQUIREMENTS

                                                         JOB:  Snake River-95096
                                                         DATE: 7/17/95

Subcontractor agrees to obtain, maintain and pay for such workmen's compensation and employer's liability insurance as may be required by the Contract or by law. Subcontractor shall also provide and maintain in full force and effect during the term of the Subcontract comprehensive general liability insurance (including but not limited to contractual liability assumed under this Subcontract and completed operations coverage) and comprehensive automobile liability insurance, protecting Subcontractor, Owner and Contractor against liability from damages because of injuries, including death, suffered by persons, including employees of Subcontractor, and liability from damages to property, arising from or growing out of the Work hereunder or Subcontractor's operations in connection with the performance of this Subcontract. Such insurance shall be in the amounts specified in the Contract but, in no event, shall such insurance be in amounts less than the following:


Comprehensive General Liability            Comprehensive Automobile Liability

Bodily Injury                              Bodily Injury
     $1,000,000 per occurrence                  $1,000,000 per person
     $1,000,000 aggregate                       $1,000,000 per occurrence

Property Damage                            Property Damage
     $1,000,000 per occurrence                  $1,000,000 per occurrence
     $1,000,000 aggregate

     Said insurance is to be in form and issued by a company or companies satisfactory to Contractor. Written proof of compliance with these insurance requirements shall be furnished to Contractor. Such proof if insurance shall be in a form satisfactory to Contractor and provide for ten (10) days written notice to Contractor prior to cancellation or modification of any insurance referred to therein.

     Subcontractor in addition to its obligations to provide insurance as required by this Subcontract, shall indemnify, defend and save harmless Contractor in addition to its obligations to provide insurance as required by this Subcontract, shall indemnify, defend and save harmless Contractor and its officer, agents and employees from and against all claims, loss, damage, liability, costs charge or expense (including attorneys' fees) directly or indirectly arising out of or resulting from any failure of Subcontractor to perform any of the terms and conditions of this Subcontract or the performance of or failure to perform the work or in any manner caused or claimed to be caused by any act, inaction, fault or negligence of Subcontractor or anyone acting on its behalf, even though the same may have resulted from the joint, concurring or contributory act or contributory act or negligence of Contractor, or those in privity of Contract with Contractor, unless the same be caused by the sole negligence or willful misconduct of contractor, or those in privity of Contract with Contractor. Without limiting the generality of the foregoing, Subcontractor agrees to assume entire responsibility and liability for all claims for damage or injury to all persons, whether employees or otherwise, and to all property, arising out of, resulting from or in any manner connected with, the execution of the Work or occurring or resulting from the use by Subcontractor, its agents or employees, of materials, equipment, instrumentalities or other property, whether the same be owned by Contractor, Subcontractor or third parties. In any instance whereby Contractor is entitled to be indemnified by or to recover any monies form Subcontractor, Contractor shall be entitled, in addition, to recover from Subcontractor (a) interest on any sums due from Subcontractor at the maximum legal rate of interest per annum from date due until paid; (b) reasonable attorney's fees incurred by Contractor for all investigation, negotiation, litigation, arbitration or other such services commonly performed by attorneys; and (c) all court costs, fees paid to experts, arbitration fees and like expenses.

     In addition to the insurance and indemnity requirements set forth above, Subcontractor expressly agrees to defend, indemnify and hold Owner, its Architects and Engineers, Hoffman Corporation, its subsidiaries, their officers, agents and employees harmless from all claims and loss (including reasonable attorney fees) arising from injuries, including death, to its employees and employees of its subcontractors. The Subcontractor hereby assumes liability for actions brought by its employees and waives its immunity under the applicable Worker's Compensation Law to the extent permitted under such law. The indemnities assumed by Subcontractor shall not, however, extend to injuries or damages caused by or resulting from the sole negligence of the Contractor. Subcontractor further agrees to add Owner, its Architects and/or Engineers, Hoffman Corporation, its subsidiaries, their officers, agents and employees as additional insureds under its Architects and/or Engineers, Hoffman Corporation, its subsidiaries, their officers, agents and employees as additional insureds under its general liability policies, including coverage for liability of the additional insureds with respect to injuries, including death, to employees of the Subcontractor and its subcontractors. Such insurance shall be primary and any insurance maintained by the additional insureds shall be excess and non-contributory. If the Subcontractor's general liability insurance policy has a general aggregate, then the general aggregate shall apply separately to this Subcontract.

                              PROJECT SAFETY PLAN

SAFETY PRECAUTIONS AND PROGRAMS

        Subcontractor shall comply with Contractor's Safety Program. Subcontractor, its project supervision and personnel shall attend and participate in safety meetings and programs as required by Contractor. Subcontractor shall use every device, care and precaution which it is practicable to use for the protection and safety of life and limb and without regard to the additional cost of suitable material or safety appliances and devices. Without limiting the foregoing, Subcontractor shall provide protection to prevent damage, injury or loss to:

1. All employees on the Work and all other persons who may be affected thereby;

2. All the work and all materials and equipment to be incorporated therein, whether in storage on or off the site, under the care, custody or control of the Subcontractor or any of its subcontractors; and

3. Other property at
     the site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures, and utilities not designated for removal, relocation or replacement in the course of construction.

     Subcontractor shall give all notices and comply with all applicable laws, ordinances, rules, regulations including State and Federal Hazardous Communication Regulations and lawful orders of any public authority bearing on the safety of persons or property or their protection from damage, injury or loss.

     Subcontractor shall designate a responsible member of its organization at the site whose duty shall be the prevention of accidents. This person shall be the Subcontractor's superintendent unless otherwise designated by the Subcontractor in writing to the Contractor.

                        PROJECT DRUG AND ALCOHOL TESTING

DRUG AND ALCOHOL TESTING REQUIREMENTS

     The Contractor has implemented a drug and alcohol testing program which shall apply to this Project. Subcontractor agrees that it, its employees and its subcontractors and their employees shall be bound by the Alcohol and Drug Policy implemented by the Contractor. Adherence to the same shall be a condition of employment for all employees stationed at this Project site.

     Under this program, Contractor has employed a lab which will conduct alcohol and drug testing. Testing shall be conducted for all employees, including all supervisory and craft employees, and subcontractors at every tier. Employees who fail the drug/alcohol screen administered by the selected lab, shall not be employed or perform any work at the Project site. Testing costs charged by Contractor's selected lab shall be paid by Contractor. All other costs associated with or arising out of Contractor's testing program shall be borne by the Subcontractor and its sub-subcontractors.

     The Subcontractor shall comply with all provisions of Contractor's drug and alcohol testing program. In the event of Subcontractor's noncompliance, this Subcontract may be canceled, terminated, or suspended, in whole or in part, and Contractor may complete the work and charge the cost to Subcontractor in accordance with the Insurance Provisions of the Subcontract. The Subcontractor shall include the provisions of this Drug and Alcohol Testing Requirement in very subcontract and require that its subcontractors include it int heirs wo that such provisions will be binding upon each subcontractor and their employees, at ever tier.

                 ATTACHMENT "C" - SUBCONTRACT GENERAL PROVISIONS
                                                                   Page 1 of 2

     I. The term "Contract" as used herein refers to all the General and Special Conditions, Drawings, Specifications, Addenda, Amendments, Modifications and all other documents forming or by reference made a part of the contract between Contractor and Owner. All of the aforesaid shall be considered a part of this Subcontract by reference hereto and insofar as they do not conflict with the terms and conditions of this Subcontract, they and each of them are hereby Incorporated into this Subcontract as fully and particularly as if copied verbatim herein. Subcontractor agrees to be bound to Contractor by the terms of the Contract, and any amendments thereto, insofar as they are applicable to the Work described herein and shall assume toward Contractor all the obligations and responsibilities that Contractor assumes toward Owner. Subcontractor certifies that it is fully familiar with all the terms and obligations of the Contract, that it has inspected the job site, that it is familiar with the location of the job site and existing job site conditions, including, without limitation, labor, weather, supply, physical and subsurface conditions, and that it has informed himself of all conditions relating to the execution of the Work and the conditions under which the Work is to be performed.

     II. The Work is to be fully completed and delivered to Contractor according to the terms and conditions of this Subcontract, including the Subcontract General Provisions, subject to additions and deductions for changes agreed upon or determined, as provided herein. Partial payments will be made to Subcontractor each month in an amount equal to the value of the work completed less retainage, computed on the basis of the price set forth above, of the quantity of the Work performed hereunder, less the aggregate of previous payments, provided that such partial payments shall not become due to Subcontractor until five (5) days after Contractor received payment for such Work from Owner. If Contractor received payment from Owner for less than the full value of materials delivered to the site but not yet incorporated into the Work, the amount due Subcontractor on account of such materials delivered to the site shall be proportionately reduced. Upon complete performance of this Subcontract by Subcontractor, final written approval and acceptance of Subcontractor's Work by Owner, and furnishing by Subcontractor of a complete release of any and all claims arising out of this Subcontract, Contractor will make final payment to Subcontractor of the balance due under this Subcontract within ten (10) days after Contractor receives full and final payment from Owner under the Contract. Contractor may deduct from any amounts due or to become due to Subcontractor any sum or sums owed by Subcontractor to Contractor.

     III. If called for by Contractor, Subcontractor shall furnish a performance bond and a payment bond, each in an amount equal to the full Subcontract price. Such bonds shall be on forms furnished by and with sureties satisfactory to Contractor. Premium for bonds will be paid direct to Subcontractor's insurance broker by Contractor. Contractor shall have the right to call for bonds at any time. Should Subcontractor fail to furnish the required bonds, Contractor shall the right to declare Subcontractor to be in default and to take over the Work pursuant to Section XVIII below and/or to withhold all payments due hereunder.

     IV. Subcontractor shall furnish all samples, brochures, shop drawings, color charts, schedules and descriptive literature required for submission within ample time to allow for checking and to prevent any delay due to lack of approval. Subcontractor shall furnish all copies of approved and corrected submittals required for distribution. Approval of the same does not relieve Subcontractor of responsibility for compliance with all requirements of the Contract and this Subcontract.

     V. (a) Subcontractor shall submit in writing to Contractor a complete and accurate schedule of values of the various parts of the Work, aggregating the total sum of this Subcontract, itemized and detailed as required by Contractor and supported by such evidence as to its completeness and correctness as Contractor may require. This schedule when approved by Contractor shall be used as the basis for making payments hereunder unless it is found to be in error or in conflict with the procedures or determinations of Owner regarding progress payments to Contractor. This requirement to submit a schedule of values to Contractor shall be in addition to any submittals required by the Contract or Owner.

     (b) Subcontractor further agrees that no payment, whether progress or final payment, made under this Subcontract, or certificate thereof, shall operate as approval or acceptance of Work furnished hereunder or be evidence of performance by Subcontractor hereunder, either wholly or in part, and that no payment or certificate therefor shall be construed to be an acceptance of defective or improper materials, equipment or workmanship or any element of Subcontractor's performance determined to be at variance with this Subcontract or the Contract. No payment or certificate therefor shall constitute a waiver by Contractor of any right to require fulfillment of all the terms, covenants and conditions of this Subcontract not shall such payment or certificate alter the effectiveness of any warranties, implied or expressed, which attach to any work performed by Subcontractor, or to any equipment or materials furnished by Subcontractor.

     VI. (a) Subcontractor shall commence the Work upon receipt of Contractor's notice to proceed and shall diligently prosecute the same and perform progressively as, when and in such order as directed by Contractor. If Contractor provides Subcontractor with a progress schedule, Subcontractor shall follow such schedule which may be changed by Contractor from time to time for any reason. Subcontractor shall perform in accordance with such modified schedule(s). Subcontractor shall not be entitled to any claim for damages for performing in accordance with such modified schedules nor shall Subcontractor be entitled to any claim for damages on account of hindrances, interferences, disruptions or delays from any cause whatsoever.

     (b) Should Subcontractor be hindered or delayed by an act or omission on the part of Contractor or those in privity of contract with Contractor, such act, hindrance or delay may entitle Subcontractor only to an extension of time in which to complete the work and Subcontractor expressly agrees that such extension of time, if any, shall constitute Subcontractor's sole and exclusive remedy. Subcontractor shall notify Contractor in writing by certified mail of the cause of such act, hindrance or delay within five (5) days after its occurrence and agrees that failure to give such written notice shall constitute a waiver by Subcontractor to any extension of time. Such time extension, if any, is to be determined by Contractor whose decision shall be final and binding unless Contractor's decision is submitted to arbitration in accordance with
Section XVII(d) below.

     (c) In the event Subcontractor is hindered or delayed by an act or omission on part of Owner or its representatives, such act, hindrance or delay may entitle Subcontractor to a claim which shall be controlled and disposed of as set forth in Section XVII below. Provided, however, Subcontractor shall not be entitled to such claim unless it gives notice in writing to Contractor of the cause of such act, hindrance or delay within five (5) days after its occurrence.

     VII. Should Subcontractor fail in any respect to prosecute the Work with promptness and diligence and is such manner as not to delay Contractor or progress of the Project, or if the progress of the Work is such that in Contractor's sole opinion the completion of the Work or any part thereof within the time specified is doubtful and Contractor gives Subcontractor written notice thereof, Subcontractor agrees to take all action necessary to ensure the completion of the Work or any part thereof within the time specified, including but not limited to any or all of the following: increase construction manpower in critical quantities and crafts, increase the number of working hours per shift, increase the number of shifts per working day, increase the number of working days per week, increase the amount of construction equipment, or perform any combination of the foregoing actions. Subcontractor agrees that it shall have no claim for any adjustment in the Subcontract price or reimbursement because of extra expenses occasioned by compliance with this section. compliance with this section shall not release or relieve Subcontractor from any other obligation or liability assumed under this Subcontract, not shall such compliance prevent or estop Contractor from enforcing any other right or collecting any damages or costs to which it is entitled under this Subcontract.


VIII. Before proceeding with any item of Work, Subcontractor shall accurately inspect and check all previously completed and surrounding work done by Contractor or others. Failure of Subcontractor to detect and report in writing to Contractor any defects or discrepancies shall be an admission by Subcontractor that the previously completed and surrounding work has been done in a proper manner. Subcontractor, however, will not be responsible for talent defects which could not have been discovered by such inspection.

     IX. Subcontractor will employ no person whose employment on or in connection with this Subcontract may be objectionable to Contractor, and Subcontractor will discharge any such person when objected to by Contractor. At all times when its Work is being performed on the job site, Subcontractor shall assign to and keep on the Project a competent superintendent who shall have full authority to act for Subcontractor in all matters pertaining to this Subcontract.

     X. (a) Subcontractor specifically agrees that it is responsible for the protection of its Work until final completion and acceptance thereof by Owner and that it will make good or replace, at no expense to Contractor, any damage to its Work which occurs prior to said final acceptance.

     (b) Subcontractor will accept responsibility for all damage caused by Subcontractor which shall be deemed to include, without limiting the generality of the foregoing, cleaning up of rubbish and debris resulting from Subcontractor's Work and removal of same from the Project and cleaning f walls, floors and other surfaces soiled by Subcontractor; provided, however, that Subcontractor will not be responsible for any damage existing at the time Subcontractor begins work of which Subcontractor notifies Contractor in writing prior to commencing work hereunder.

     (c) Any damage to Subcontractor's Work inflicted by another Subcontractor shall be repaired by Subcontractor and be billed by Subcontractor to the Subcontractor responsible therefor. Subcontractor will give written notice to Contractor and the party responsible for the damage before making repairs. If any dispute arises between Subcontractor and another Subcontractor as to which is responsible for any item of damage, the dispute shall be submitted to Contractor for decision and its determination as to responsibility shall be final and binding on Subcontractor, unless Contractor's decision is submitted to arbitration in accordance with Section XVII(d) below.

     XI. Subcontractor shall take all reasonable safety precautions pertaining to its Work and the conduct thereof. Without limiting the generality of the foregoing, it shall comply in all applicable laws, ordinances, rules, regulations and orders issued by a public authority, whether Federal, state, local or otherwise, including, but not limited to, the Federal Occupational Safety and Health Act, and shall hold Contractor harmless form all suits, citations, penalties, losses, damage, costs (including attorney's fees) arising in whole or in part from any alleged safety violation.

     XII. Subcontractor expressly agrees that as a part of its obligations under this Subcontract, it shall pay all bills for labor, materials, supplies, equipment and Subcontract work in connection with the Work. In order to protect the Project, Owner and Contractor from all claims, liens and encumbrances of any nature, it is expressly agreed that payment of money otherwise due Subcontractor need not be made by Contractor until all labor, material, tools, equipment, fees, permits, taxes and other charges in connection with the Work have been fully paid. If required by Contractor, receipted bills and releases therefor showing payment in full shall be furnished by Subcontractor to Contractor prior to contractor's payment of any and all sums to Subcontractor. Subcontractor shall deliver its work free from all claims, encumbrances or liens and Subcontractor expressly agrees that monies received for the performance of this Subcontract shall be held in trust by Subcontractor and first used for labor, material and equipment entering into or used in connection with the Work and said monies shall not be diverted to apply to obligations of Subcontractor on other projects or for other purposes. Should Subcontractor fail or refuse to remove any liens or encumbrances, Contractor shall have the right to take whatever action is deemed necessary for their removal, including but not limited to obtaining a lien bond and Subcontractor expressly agrees to reimburse Contractor for all costs and expenses (including attorney's fees) so incurred. Subcontractor further agrees to defend and hold Contractor harmless form all claims, encumbrances and liens growing out of the performance of this Subcontract and Subcontractor agrees that it will at its own cost and expense (including attorney's fees) remove all liens or encumbrances which attach to any part of the project and which arise in any way out of the performance of this Subcontract.

     XIII. Subcontractor agrees to fully comply with all Federal, state and local laws, ordinances, codes, rulings and regulations and expressly agrees to hold Contractor harmless form any and all liability with respect thereto. Subcontractor shall pay all taxes, contributions to trust funds, licenses and fees of every nature imposed or charged by any governmental authority or labor agreement upon the labor, material or other things used int e performance of the Work or upon the transaction between Contractor and Subcontractor. In the event Contractor is held liable to pay any such charges, Subcontractor agrees to supply Contractor with all records necessary to compute the same and to fully reimburse Contractor upon demand for the amount (including penalties and interest) paid by Contractor.

     XIV. Subcontractor agrees to pay all royalties and license fees, to defend all suits or claims for infringement of any patent rights involved int he Work under this Subcontract; and to save Contractor harmless form all loss, cost or expense on account of such use or infringement by Subcontractor.

     XV. (a) Contractor may at any time by written order of contractor's authorized representative, and without notice to Subcontractor's sureties, and without invalidating this Subcontract, order extra work or make changes in, additions to and omissions from the Work to be performed under this Subcontract, and Subcontractor shall promptly proceed with the performance of this Subcontract as so changed. Such changes to the Subcontract and appropriate increases or decreases int he Subcontract price will be made by the issuance of a written Subcontract Modification executed by the Contractor. If Subcontractor objects to or otherwise disagrees with such Subcontract Modification, Subcontractor shall no notify Contractor in writing within ten (10) days of the date such change is ordered, submitting with such notification a claim for equitable adjustment. If Subcontractor fails to so notify the Contractor, such modification becomes final and accepted by Subcontractor and becomes part of the Subcontract between the parties.

     (b) It is expressly agreed that except in an emergence endangering life or property, no additions or changes to the Work shall be made except upon Contractor's written order and Contractor shall not be liable to Subcontractor for any extra labor, materials or equipment furnished without such written order. No officer, employee or agent of Contractor is presently authorized or will hereafter be authorized to direct any extra or changed work by oral order.


     XVI. Subcontractor shall guarantee its Work to the same extent that contractor is obligated to guarantee its work under the Contract, and to such greater extent as required by law, but in any event shall guarantee its Work against all defects in materials or workmanship for a period of one year form the date of final acceptance of the Project by Owner. Subcontractor agrees to provide such further guarantees, warranties, bonds and assurances as required by the Contract or as customary int he type on construction called for on the Project. Nothing herein shall relieve Subcontractor of liability for direct and consequential damages arising from any failure to perform the obligations of this Subcontract.


     XVII. (a) Should Owner file a claim, counterclaim or cross claim against Contractor relating to, or arising out of, in whole or part, performance of Subcontractor's Work, Subcontractor and its surety agree to be bound to Contractor to the same extent that Contractor is bound to Owner by the terms of the Contract and shall likewise be bound by all rulings, decisions or determinations made pursuant tot he Contract including but not limited to the final decision of an appeal board, arbitration or court of competent jurisdiction whether or not Subcontractor or its surety is a party to such proceeding. If called for by Contractor, Subcontractor shall defend at no cost to Contractor all claims, or that portion thereof, relating to or arising out of the performance of Subcontractor's Work, and shall become a party to such proceeding or determination.

     (b) As to any claim by Subcontractor on account of acts or omissions of Owner, or its representatives, Contractor agrees to present to Owner, in contractor's name, all of Subcontractor's claims for extras and equitable adjustments and to further invoke on behalf of Subcontractor those provisions of the contract for determining disputes. Subcontractor shall have full responsibility for preparation and presentation of such claims and shall bear all expenses thereof, including attorney's fees. Subcontractor agrees to be bound by the procedure and final determinations as specified in the Contract and agrees that it will not take any other action with respect to any such claims and will pursue no independent litigation with respect thereto or any disputes resolution procedures. Subcontractor shall not be entitled to receive any greater amount from Contractor. Subcontractor shall accept such amount, if any as full discharge of all such claims. With respect to such claims, Subcontractor shall give written notice to Contractor within sufficient time to permit Contractor to give notice to Owner within the time allowed by the Contract. Failure to give such notice shall constitute a waiver of such claim.

     (c) Notwithstanding paragraph (b) of this Section, Contractor shall have the right, at any time, to settle or otherwise dispose of any claim by Subcontractor on account of acts or omissions of Owner or its representatives. Should Contractor exercise this right, Contractor shall determine the amount, if any to be paid to Subcontractor on account of such claim. Such decision shall be final and binding unless Contractor's decision is submitted to arbitration in accordance with paragraph (d) of this Section.

     (d) Should a dispute arise which is not controlled or determined by the above paragraphs of this Section r other provisions of this Subcontract, then said dispute shall be settled by Contractor's written decision with respect to such dispute. Such written decision shall be conclusive and shall be final and binding on Subcontractor and its surety unless Subcontractor within thirty (30) days following the receipt of such written decision, shall file a demand for arbitration in accordance with the then current rules of the Construction Industry Arbitration Rules of the American Arbitration Association, unless the parties mutually agree otherwise. If such demand is filed, then the dispute shall be decided by arbitration in accordance with such Rules, before three (3) neutral arbitrators. This agreement to arbitrate shall be specifically enforceable and the arbitration decision shall be final and binding as between Contractor and Subcontractor and its surety. If arbitration is conducted involving Owner, Contractor or any other party concerning then in any of these vents, Subcontractor expressly agrees to a consolidated or joint arbitration, if and as called for by Contractor.

     (e) Subcontractor shall proceed diligently with the Work pending final determination of any dispute or claim.

     (f) The provisions of this Section shall survive the completion or termination of this Subcontract.

     (g) Subcontractor covenants and expressly agrees that if for any reason the Subcontract is not completed as contemplated herein or if any dispute shall arise over the entitlement or the rights of Subcontractor, Subcontractor's sole recourse shall be an action as provided herein to enforce the several terms and provisions of this Subcontract, and no action shall lie in favor of Subcontractor in the nature of quantum meruit, quantum valebant, quasi-contract, or any other theory of law or equity.

     XVIII. If at any time Subcontractor shall: (a) become insolvent or be unable to pay its debts as they mature or commit any act of bankruptcy or have filed or suffered to be filed a petition of bankruptcy against Subcontractor or have a receiver or trustee appointed or suffered the appointment of a receiver or trustee to take charge of its property or to be adjudicated bankrupt, or (b) fail to pay promptly when due all bill and charges for labor, materials, equipment and services used in the performance of this Subcontract or required to be paid by this Subcontract, or (c) fail or refuse to proceed with or to properly perform its Work as directed by contractor, or (d) fail or refuse to properly perform or abide by any term or condition of this Subcontract; then Subcontractor shall be deemed in default and Contractor may give Subcontractor written notice of such default. If Contractor determines that Subcontractor has not remedied such default within five (5) days after the date of Contractor's notice, Contractor, by Subcontract or otherwise, at its option may, without prejudice to any other right or remedy, take over the Work or any part thereof and complete the same at the expense of Subcontractor, or without taking over the Work, may furnish the necessary equipment, materials and workmen to remedy the situation at the expense of Subcontractor. If Contractor takes over the Work pursuant to this Section it is specifically agreed that contractor may take possession of the premises and all materials, tools, equipment, drawings and appliances of Subcontractor at the site for the purpose of completing the Work covered by this Subcontract. Subcontractor shall pay to Contractor a sum equal to Contractor's total cost, including but not limited to all monies expended and all costs, losses, damages and extra expense, including all management, administrative and other direct and indirect expenses, plus attorneys' fees, assumed by Contractor in good faith and under the belief that such payments or assumptions were necessary, whether or not they were actually necessary or required, including but not limited to payments made in settlement or compromise of claims or payment of judgments arising out of or related to the Work. Subcontractor agrees that should Owner terminate the Contract then Subcontractor's remedies shall be as, and only as, provided for in the Contract and Subcontractor shall be paid only such sums as shall be paid by Owner for the account of Subcontractor, excluding such amounts as may be paid for Contractor's overhead and profit, if any, Contractor's determination that Subcontractor in default and that Subcontractor has failed to remedy such default as required herein, made in good faith and under the belief that a default existed and that Subcontractor failed to remedy such default, shall be conclusive as to Contractor's right to proceed as provided herein. any action by Contractor which is, or is subsequently determined to be, without default or sufficient default by Subcontractor, or is otherwise determined to be, for any reason, improper, wrongful or in breach of the terms and provisions of this Subcontract, shall be treated, for all purposes, under Section XIX.

     XIX. Contractor reserves the right, in its sole and exclusive discretion, with or without cause, to terminate this Subcontract, as to all or any part of the Work, for Contractor's convenience at any time prior to completion of the Work, by written notice effective upon Subcontractor's receipt of notice or such later time as such notice may provide. In such event, Subcontractor shall cease performance of the Work at the time provided, shall secure and protect any portion of the Work then performed and all materials and equipment theretofore furnished, and shall promptly notify all its subcontractors and suppliers to the same effect. Subcontractor, for itself and for all of its subcontractors and suppliers, shall thereafter present to Contractor a termination inventory in writing describing the nature, quantity, cost and location of all materials and equipment theretofore furnished or ordered for the Work, and shall, at Contractor's option, assign to Contractor such subcontracts and purchase orders as Contractor may direct. Subcontractor shall take such actions as Contractor may direct or as may be reasonable to terminate, cancel, assign, assemble, return, sell or otherwise account for the termination inventory, and shall thereafter account to Contractor for all cost of labor, materials, equipment and overhead incurred by Subcontractor pursuant to this Subcontract, and all credits realized upon termination. Such accounting shall be supported by such documentation, and shall be subject to such verification, as Contractor shall reasonably require. Contractor shall thereupon pay to Subcontractor the amount of Subcontractor's net costs incurred together with an allowance of ten percent (10%) as general overhead and profit, but in no event more than the Subcontract price, less such amount as Subcontractor may have previously received as partial payment upon the subcontract price. The cost principles and procedures of Part 31 of the Federal Acquisition Regulation of the United States of America in effect on the date of this Subcontract shall govern all costs claimed, agreed to or determined under this paragraph. subcontractor shall not be entitled to any lost profit on uncompleted Subcontract work or any indirect costs, expenses or damages arising out of the termination.

     XX. Subcontractor agrees to reimburse Contractor for any and all liquidated or actual damages that may be assessed against and collected from Contractor which are attributable to or caused by Subcontractor's failure to perform the Work required by this Subcontract within the time fixed or in the manner provided for herein, and in addition thereto, agrees to pay to Contractor such other or additional damages, including attorneys' fees, as Contractor may sustain by reason of Subcontractor's delay or failure to perform in accordance with this Subcontract.

     XXI. All labor used by Subcontractor throughout the Work shall be acceptable to Owner and Contractor and shall be of a standing or affiliation that will permit the work of the Project to be carried on harmoniously and without delay and will in no case or under any circumstances cause any disturbance, interference, or delay to the progress of the Subcontractor or other persons, Subcontractor should be persistently, repeatedly, or for a total of five (5) consecutive days, unable to supply enough properly skilled craftspeople/personnel/employees or proper materials to execute the Work, then Contractor may either directly or by engaging other Subcontractors, furnish the materials and/or employ the craftspeople/personnel/employees necessary to continue the performance of the Work, at the expense of Subcontractor, and Contractor shall have all rights set forth in Section XVIII for Subcontractor's default. Notwithstanding any provision thereof, Subcontractor shall be an independent contractor, maintaining control over its employees and operations and neither Subcontractor nor anyone employed by Subcontractor shall be deemed to be the servant, employee or agent of contractor or Owner.

     XXII. Subcontractor shall not assign or sublet this Subcontract or any part thereof or any of the proceeds thereof without first obtaining the written consent of Contractor. Unless Contractor's written consent specifically provides otherwise, Subcontractor's duties and obligations hereunder shall not be modified by any such assignment or Subcontract.

     XXIII. Subcontractor agrees to comply with the terms, covenants, conditions, and provisions of the Contract and shall complete the Work in strict accordance with the plan, specification, schedules, drawings and the like and further agrees not to violate any term, covenant, condition or provision of the Contract. Any enumeration herein of any specific items of work, materials or equipment shall not be construed to exclude other items. If any provision herein is inconsistent with Contractor's Contract with Owner, or with the drawings or specifications, the specific provision herein shall govern.

     XXIV. The parties hereto intend for the terms, covenants, conditions and provisions of the Subcontract to be divisible so that should any provision or term of this Subcontract now or at any time during their term hereof be in conflict with any Federal, state or municipal law, regulation or the like, or any applicable judicial or arbitration decision, then such provision shall continue in full effect only to the extent permitted. In the event any provision of this agreement is thus held inoperative, the remaining provisions of this agreement, shall nonetheless remain in full force and effect as if the invalidated portion did not appear when this Subcontract was executed.

     XXV. A waiver by Contractor of any breach or violation by Subcontractor of any provision hereof or of the contract shall not constitute a waiver of any further or additional breach of such provision or of any other provision. No provision of this Subcontract, including these Subcontract General Provisions, may be waived by Contractor except in writing and this Subcontract may only be amended by written agreement of Contractor and Subcontractor.

     XXVI. Subcontractor enters into this Subcontract based upon its own investigation of all relevant matters and is in no way relying upon any opinions or representations of Contractor. Any failure by Subcontractor to gain all necessary knowledge and familiarize himself with the available information will not relieve Subcontractor from responsibility for estimating properly the difficulty or cost of successfully performing the Work nor from the satisfactory performance thereof. Contractor assumes no responsibility for any interpretations or conclusions made by Subcontractor on the basis of information made available by Owner, Contractor or others. This Subcontract shall constitute the entire understanding of the parties and is the complete and exclusive statement of all the terms and conditions of the agreement between contractor and Subcontractor and all the representations of the parties and supersedes all prior oral or written agreements or representations. This Subcontract shall not be varied, supplemented, qualified or interpreted by any prior course of dealing between the parties or by any usage or trade, except as otherwise provided herein.

     XXVII. Subject to the other provisions hereof, this Subcontract shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.


                          HOFFMAN CONSTRUCTION COMPANY
                                    OF OREGON

                                  PAYMENT BOND

KNOW ALL MEN BY THESE PRESENTS:

     That we Monroc, Inc. as Principal, hereinafter called Subcontractor, and _____________________ as Surety, are held and firmly bound unto HOFFMAN CONSTRUCTION COMPANY of OREGON as Obligee, hereinafter called Contractor, in the sum of Fifteen Million, Nine Hundred Thirty Six Thousand and 00/100 Dollars ($15,936,000.00) for the payment of which we jointly and severally bind ourselves, our heirs, executors, administrators, successors and assigns firmly by these presents.

     THE CONDITION of this obligation is such that, whereas the Subcontractor has entered into a certain Subcontract, dated December 13, 1995, to Furnish and Install Precast Insulated Concrete as set forth in said Subcontract, and being a part of the work covered by the Contract dated 7/17/95 between Oregon Department of Corrections and said Contractor to perform certain work at Snake River Correctional Institution, Phase II, Ontario, Oregon.

     NOW, THEREFORE, if Subcontractor shall promptly make payment in full to all persons, firms, partnerships, corporations, or others, supplying labor, material, services, utilities, or equipment int he prosecution of the work provided for in the Subcontract and any and all modifications, additions or alteration of said Subcontract that may hereafter be made, it may suffer by reason of failure to do so and shall fully reimburse and repay Contractor all outlay and expense (including attorney's fees) which Contractor may incur in making good such failure, then this obligation shall be void; otherwise to remain in full force and effect.

     Contractor may, at its option and without notice to the surety, pay Subcontractor any sums earned under said Subcontract, including any retained percentage thereon, prior to final approval and acceptance of Subcontractor's Work by Owner. Additionally, Contractor shall have the option, without notice to Surety, to make advance payments or prepayments to Subcontractor prior to performance.

     Surety and Subcontractor further agree that any modifications, additions or alterations which may be made in terms of the Subcontract or in the work to be done thereunder, or any waivers or extensions of the provisions of the Subcontract, or other forbearance on the part of either Contractor of Subcontractor to the other, shall not in any way release Subcontractor and Surety, or either of them, their heirs, assigns, executors, administrators and successors, form their liability hereunder, notice to Surety of any such modifications, additions, waivers, extensions, or forbearance being hereby expressly waived.

     The sum of this Payment Bond is in addition to the sum of the Performance bond being executed concurrently herewith.


     IN WITNESS WHEREOF, the above parties have executed this instrument this ____ day of _________________, _________.



_________________________________  _________________________________
Subcontractor                      Corporate Surety

_________________________________  _________________________________
Business Address                   Business Address


By_______________________________  By*______________________________

Title____________________________


______________

* A properly notarized power of attorney must be attached hereto.


                          HOFFMAN CONSTRUCTION COMPANY
                                    OF OREGON


                                PERFORMANCE BOND

KNOW ALL MEN BY THESE PRESENTS:

     That we Monroc, Inc. as Principal, hereinafter called Subcontractor, and ________________________ as Surety, are held and firmly bound unto HOFFMAN CONSTRUCTION COMPANY of OREGON as Obligee, hereinafter called Contractor, in the sum of Fifteen Million, Nine Hundred Thirty Six Thousand and 00/100 Dollars ($15,936,000.00) for the payment of which we jointly and severally bind ourselves, our heirs, executors, administrators, successors and assigns firmly by these presents.

     THE CONDITION of this obligation is such that, whereas the Subcontractor has entered into a certain Subcontract, dated December 14, 1995, to Furnish and Install Precast Insulated Concrete as set forth in said Subcontract, and being a part of the work covered by the Contract dated 7/17/95 between Oregon Department of Corrections and said Contractor to perform certain work at Snake River Correctional Institution, Phase II, Ontario, Oregon.

     NOW, THEREFORE, if Subcontractor shall well and truly perform and fulfill all the undertakings, covenants, terms, conditions, and agreements of said Subcontract and any extensions thereof that may be granted by Contractor and during the term of any guaranty required under said Subcontract and agreements of any and all modifications, additions, or alterations of the Subcontract that may hereafter be made, and shall also fully indemnify and hold harmless Contractor from all cost and damage which it may suffer by reason of failure to do so and shall fully reimburse and repay contractor all outlay and expense (including attorney's fees) which Contractor may incur in making good such failure, then this obligation shall be void; otherwise to remain in full force and effect.

     In the event of any claim by or against Subcontractor or in the event of any dispute arising under said Subcontract, the Surety agrees that any finding, ruling, determination or decision made in accordance with said Subcontract shall be final and binding on the Surety to the same extent that such is final and binding on Subcontractor even though Surety is not a party to such a finding, ruling, determination or decision.

     Contractor may, at it option and without notice to the Surety, pay Subcontractor any sums earned under said Subcontract, including any retained percentage thereon, prior to final approval and acceptance of Subcontractor's Work by Owner. Additionally, contractor shall have the option, without notice to Surety, to make advance payments or prepayments to Subcontractor prior to performance.

     Surety and Subcontractor further agree that any modifications, additions or alterations which may be made in the terms of the Subcontract or in the work to be done thereunder, or any waivers or extensions of the provisions of the Subcontract, or other forbearance on the part of either contractor or Subcontractor to the other, shall not in any way release Subcontractor and Surety, or either of them, their heirs, assigns, executors, administrators and successors, from their liability hereunder, notice to Surety of any such modifications, additions, waivers, extensions or forbearance being hereby expressly waived.

     The sum of this Performance Bond is in addition to the sum of the Payment Bond being executed concurrently herewith.

     IN WITNESS WHEREOF, the above parties have executed this instrument this ____ day of _________________, _________.

_________________________________  _________________________________
Subcontractor                      Corporate Surety

_________________________________  _________________________________
Business Address                   Business Address


By_______________________________  By*______________________________

Title____________________________


______________

* A properly notarized power of attorney must be attached hereto.